Exhibit 99.1

Conference call:	Wednesday May 6, 2009 at 11:00 A.M. EDT
Webcast / Replay URL:	http://www.ebix.com, Click on Investor Home Page
Dial-in numbers:	1-866-293-2557 Conference ID # 97695838
EBIX NET INCOME GROWS 47 PERCENT IN FIRST QUARTER OF 2009
Diluted Earnings per Share Also Rises 47 percent to $0.69
ATLANTA, GA — May 6, 2009 — Ebix, Inc. (NASDAQ: EBIX), a leading international developer and supplier of software and e-commerce solutions to the insurance industry, today reported financial results for the first quarter of 2009. These results are record results in terms of EPS, Net income and Revenue for Ebix — the best ever in its 33 year history.
Ebix reported total revenue of $20.67 million for the quarter, compared to $16.64 million for the first quarter of 2008, marking a 24 percent increase in revenues. The company’s operating income for the quarter rose 36 percent to $8.36 million, as compared to $6.14 million in the first quarter of 2008. Net income after taxes for the quarter rose 47 percent to $8.34 million, or $0.69 per diluted share, up from $5.67 million, or $0.47 per diluted share, in the first quarter of 2008 — earnings per share growth of 47 percent.
Currency adjusted revenues in first quarter of 2009 grew to $22.40 million, a 34 percent increase over the first quarter of 2008. Currency adjusted net income after taxes in the first quarter of 2009 grew to $8.91 million, a 56 percent increase over the first quarter of 2008. “Currency Adjusted” is a non-GAAP financial measure that we use solely for comparing numbers from two different periods without the impact of foreign exchange.
Results for the first quarter of 2009 were based on 12.36 million weighted average diluted shares outstanding, as compared to 12.46 million in the first quarter of 2008. Basic earnings per share in the first quarter of 2009 rose 51 percent to $0.84 as compared to $0.55 in the first quarter of 2008.
The company’s operating expenses for the quarter grew by 17 percent to $12.31 million as compared to $10.50 million for the first quarter of 2008. The company attributed the increase primarily to the acquisition of Acclamation and ConfirmNet Corp in August 2008 and December 2008, respectively.
Robin Raina, President and CEO, Ebix said, “I am especially pleased that our net margins grew to 40 percent in the first quarter of 2009 as compared to 34 percent in the first quarter of 2008. That is the highest net margin reported by the company in its 33-year young history.”
“The current economic environment has made things harder for any company and we are no exception to that. The insurance industry worldwide has been hit severely by the present economic crisis, and new capital expense decisions are either being delayed or just being put into cold storage. To add to that, the US $ has strengthened by approximately 30 percent in the first quarter of 2009 as compared to the first quarter of 2008, having an obvious adverse effect on our revenues and net income numbers.” Raina added, “Considering all that, this has been a satisfying quarter to the extent, that it helps underline the fundamental strength of the company today. Our repetitive revenue streams and infrastructure based transaction services, helped ensure that Ebix continues to grow its revenues, net income and net margins steadily.”

Raina added: “In January 2009, we had announced that Ebix has received a 100% tax-free status till 2014, for its new development operations in India under the Software Export Zone (SEZ) act of the Govt. of India. This new building — our third in India will be fully functional in a few days from now, resulting in giving Ebix a continued tax break along with another world class facility to support our continued growth.”
Ebix Chief Financial Officer Robert Kerris commented: “During the 1st quarter of 2009 we generated $7.8 million of net cash flows from operations which represents a 116% or $4.2 million improvement over the same quarter of 2008. The Company also sustained profitable growth as demonstrated by our reported 1st quarter operating margin of 40.4%. Both of these positive performance metrics are salient examples of Ebix’s operating resiliency irrespective of the challenging industry specific and broader economic environments in which the Company conducts its operations. During 2009 our focus will be to improve the financial position of the Company using available cash and recurring cash flows generated from operations to significantly reduce debt.”
About Ebix
A CMMI 5 Company, Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry. Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial industries.
Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.
With bases in the United States, Australia, New Zealand, Singapore, UK and India, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents. Ebix’s focus on quality has enabled its development unit in India to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model Integrated (CMMI). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India. For more information, visit the Company’s Web site at www.ebix.com.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Safe Harbor for Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward-looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives. The Company has tried to identify such forward-looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward-looking statements.

Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2008, included under “Item 1. Business—Risk Factors.” Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward-looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.
CONTACT:
Aron Tikkoo
Ebix, Inc.
678 -281-2027 or atikkoo@ebix.com
# # #
(Financial tables follow)

PART I — FINANCIAL INFORMATION
ITEM 1 — CONSOLIDATED FINANCIAL STATEMENTS
Ebix, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2009	2008

Operating Revenue:	$20,668	$16,639

Operating expenses:
Costs of services provided	4,085	2,843
Product development	2,505	2,171
Sales and marketing	1,134	847
General and administrative	3,843	3,816
Amortization and depreciation	744	819

Total operating expenses	12,311	10,496

Operating income	8,357	6,143
Interest income	52	122
Interest expense	(284)	(342)
Foreign exchange gain	406	59

Income before income taxes	8,531	5,982
Income tax provision	(196)	(312)

Net income	$8,335	$5,670

Basic earnings per common share	$0.84	$0.55

Diluted earnings per common share	$0.69	$0.47

Basic weighted average shares outstanding	9,927	10,219

Diluted weighted average shares outstanding	12,364	12,462
See accompanying notes to condensed consolidated financial statements.

Ebix, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share amounts)

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,772	$9,475
Short-term investments	477	1,536
Accounts receivable, less allowance of $453 and $453, respectively	15,918	13,562
Other current assets	1,042	951

Total current assets	29,209	25,524
Property and equipment, net	4,143	3,774
Goodwill	91,359	88,488
Intangible assets, net	9,765	10,235
Indefinite—lived intangible assets	11,581	11,589
Other assets	522	1,557

Total assets	$146,579	$141,167

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	4,361	8,245
Accrued payroll and related benefits	3,380	2,709
Short term debt	24,945	24,945
Current portion of convertible debt (Also see Note 14)	11,518	11,518
Current portion of long term debt and capital lease obligations	325	912
Deferred revenue	6,228	5,383
Other current liabilities	176	142

Total current liabilities	50,933	53,854
Convertible debt	15,000	15,000
Other long term debt and capital lease obligation, less current portion	254	290
Other liabilities	2,611	941
Deferred Revenue	168	330
Deferred rent	574	610

Total liabilities	69,540	71,025

Commitments and Contingencies, Note 5

Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.10 par value, 20,000,000 shares authorized, 9,994,052 issued and 9,923,657 outstanding at March 31, 2009 and 10,218,702 issued and 10,192,032 outstanding at December 31, 2008	979	981
Additional paid-in capital	111,586	111,641
Treasury stock (70,395 and 59,745 shares repurchased as of March 31, 2009 and December 31, 2008, respectively)	(1,383)	(1,178)
Accumulated deficit	(21,864)	(30,199)
Accumulated other comprehensive income	(12,279)	(11,103)

Total stockholders’ equity	77,039	70,142

Total liabilities and stockholders’ equity	$146,579	$141,167

See accompanying notes to condensed consolidated financial statements.

Ebix, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2009	2008

Cash flows from operating activities:
Net income	$8,335	$5,670
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	743	819
Stock-based compensation	52	13
Restricted stock compensation	191	87
Provision for doubtful accounts	—	30
Changes in assets and liabilities:
Accounts receivable	(2,356)	(4,559)
Other assets	(72)	(64)
Accounts payable and accrued expenses	326	583
Accrued payroll and related benefits	672	572
Deferred revenue	773	494
Deferred rent	(36)	(29)
Deferred taxes	(766)	—
Other current liabilities	(46)	—

Net cash provided by operating activities	7,816	3,616

Cash flows from investing activities:
Investment in Telstra eBusiness Services, net of cash acquired	—	(42,956)
Investment in IDS	(1,000)	—
Investment in ConfirmNet	(3,094)	—
(Purchases)/maturities of marketable securities, net	1,059	(4,306)
Capital expenditures	(727)	(181)

Net cash used in investing activities	(3,762)	(47,443)

Cash flows from financing activities:
Proceeds from line of credit	—	4,295
Repurchase of common stock	(505)	—
Proceeds from the exercise of stock options	—	271
Payments for capital lease obligations	(38)	(2)
Principal payments of debt obligations	(587)	(493)

Net cash provided/(used) in financing activities	(1,130)	4,071

Effect of foreign exchange rates on cash	(627)	(451)

Net change in cash and cash equivalents	2,297	(40,207)
Cash and cash equivalents at the beginning of the period	9,475	48,437

Cash and cash equivalents at the end of the period	$11,772	$8,230

Supplemental disclosures of cash flow information:
Interest paid	$226	$221
Income taxes paid	$247	$410
See accompanying notes to condensed consolidated financial statements.